Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form S-4 of our reports dated April 21, 2009 relating to the financial statements and financial statement schedule of HD Supply, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings “Experts,” “Summary financial and other information” and “Selected consolidated and combined financial information” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Atlanta, Georgia

July 27, 2009